Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 14, 2006		TD JAVELIN CAPITAL FUND, L.P.

		BY:		JVP, L.P.
		ITS:		GENERAL PARTNER

			BY:	JVP, INC.
			ITS:	GENERAL PARTNER

			By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 14, 2006		JVP, L.P.

		BY:		JVP, INC.
		ITS:		GENERAL PARTNER

		By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 14, 2006		JVP, INC.

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 14, 2006		TD JAVELIN CAPITAL FUND II, L.P.

		BY:		TD II REGIONAL PARTNERS, INC.
		ITS:		GENERAL PARTNER

		By:		/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 14, 2006		TD ORIGEN CAPITAL FUND, L.P.

		BY:		TD II REGIONAL PARTNERS, INC.
		ITS:		GENERAL PARTNER

		By:		/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 14, 2006		TD LIGHTHOUSE CAPITAL FUND, L.P.

		BY:		TD II REGIONAL PARTNERS, INC.
		ITS:		GENERAL PARTNER

		By:		/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 14, 2006		TD II REGIONAL PARTNERS, INC.

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 14, 2006		TULLIS-DICKERSON CAPITAL FOCUS II, L.P.

		BY:	TULLIS-DICKERSON PARTNERS II, L.L.C.
		ITS:	GENERAL PARTNER

		By:	/s/ James L. L. Tullis
James L. L. Tullis
Principal

February 14, 2006		TULLIS-DICKERSON PARTNERS II, L.L.C.

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Principal

February 14, 2006	By:	/s/ James L. L. Tullis
JAMES L. L. TULLIS

February 14, 2006	By:	/s/ Joan P. Neuscheler
JOAN P. NEUSCHELER

February 14, 2006	By:	/s/ Thomas P. Dickerson
THOMAS P. DICKERSON

February 14, 2006	By:	/s/ Lyle A. Hohnke
LYLE A. HOHNKE

February 14, 2006	By:	/s/ Timothy M. Buono
TIMOTHY M. BUONO